Exhibit 23.4

CONSENT OF CHAPMAN PETROLEUM ENGINEERING LTD.

INDEPENDENT PETROLEUM ENGINEERS

The Board of Directors

BMB Munai, Inc.:

We consent to the use of our “Reserve and Economic Evaluation” effective April 1, 2007, dated May 28, 2007, incorporated herein by reference and to the reference of our firm under the heading “Experts” in the Prospectus.

/s/ CHAPMAN PETROLEUM ENGINEERING LTD.

Chapman Petroleum Engineering LTD.

Calgary, Alberta, Canada

January 23, 2008